Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings, Inc. Reports Third Quarter 2017 Financial Results

•	Significant progress with transition to dedicated sales organization
•	Continued improvement in operating expense and cash burn management

CARLSBAD, Calif., November 9, 2017 -- Alphatec Holdings, Inc. (“Alphatec” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, announced today financial results for its third quarter ended September 30, 2017 and recent corporate highlights.

Third Quarter 2017 Financial Highlights

•	Total revenue of $23.1 million; U.S. commercial revenue of $20.7 million;
•	Cash burn improved to $3.7 million from $6.4 million sequentially;
•	Operating expenses improved $0.7 million sequentially; non-GAAP operating expenses improved $1.2 million sequentially.

Organizational, Commercial, and Product Highlights

•	Enhanced senior leadership team with the appointment of Patrick Miles, a globally recognized spine visionary, to the position of Executive Chairman;
•	Expanded the Board of Directors with the appointments of seasoned medical device executive, Quentin Blackford, and capital markets expert, Ward Woods;
•

Continued to drive momentum in transition of sales organization from non-exclusive to dedicated with third quarter sales from dedicated sales agents and distributors of over 30%, up significantly from just over 18% last quarter;

•	Commercially launched the Alphatec SquadronTM Lateral Retractor, a key component of the Battalion® Lateral System, in October.

“I am pleased with the execution of our team during the third quarter. Our financial results were in-line with our pre-announced ranges. In spite of the revenue challenges presented by weather and the sequential loss of two selling days in the quarter, we successfully managed operating expenses and improved cash burn,” Said Terry Rich, CEO, “We also drove momentum in the transition of our sales channel and made excellent progress on the initiatives that remain priorities as we reimagine Alphatec, keeping us on track to grow revenue sequentially in the fourth quarter.”

“I am especially excited to welcome Pat Miles, one of the spine industry’s most respected leaders, to our team,” added Rich. “Under his leadership, and with his passionate contribution to Alphatec’s product development, marketing, and surgeon engagement, we will lead the industry in terms of spine experience, driving innovation that improves the surgical experience and patient outcomes.  We are exceptionally well-positioned to take market share in the U.S. spine segment.”

Comparison of Financial Results for the Third Quarter 2017 to Second Quarter 2017

Following is a table, comparing key third quarter 2017 results to second quarter 2017 results.  At this time, the Company believes that sequential results are the best indicators of performance. These are the comparisons management uses in its own evaluation of continuing operating performance given the re-focus of the Company’s strategy under a new leadership team.

	Three Months Ended		Change
	September 30, 2017	June 30, 2017	$000's	%
	(unaudited)

U.S. commercial revenue	$20,662	$21,877	$(1,215)	(5.6%)
U.S gross profit	14,280	15,521	(1,241)	(8.0%)
U.S. gross margin	69.1%	70.9%

Operating Expenses
Research and development	$1,044	$990	$54	5.5%
Sales and marketing	10,015	10,298	(283)	(2.8%)
General and administrative	4,403	5,351	(948)	(17.7%)
Amortization of intangible assets	172	172	-
Restructuring expenses	139	528	(389)	(73.7%)
Gain on sale of assets	-	(856)	856
Total operating expenses	$15,773	16,483	$(710)	(4.3%)

Operating loss	$(1,261)	$(735)	$(526)	(71.6%)

Loss from continuing operations	$(3,076)	$(2,629)	$(447)	(17.0%)

Non-GAAP Adjusted EBITDA	$1,126	$1,218	$(92)	(7.6%)

U.S. commercial revenue for the third quarter of 2017 was $20.7 million, down $1.2 million compared to $21.9 million in the second quarter of 2017.  The sequential decline was driven primarily by the impact of two less surgery days in the third quarter, weather-related impacts, and deliberate decisions to discontinue non-strategic relationships.

U.S. gross profit and gross margin for the third quarter of 2017 were $14.3 million and 69.1%, respectively, compared to $15.5 million and 70.9%, respectively, for the second quarter of 2017. The decrease in gross margin was due to lower sales volume, changes in product mix, and the impact of variations in inventory write-offs as the Company continues to optimize its supply chain.

Total operating expenses for the third quarter of 2017 were $15.8 million, reflecting a decrease of $0.7 million compared to $16.5 million in the second quarter of 2017.  On a non-GAAP basis, excluding restructuring charges and a gain on sale of assets, total operating expenses in the third quarter improved by $1.2 million compared to the second quarter of 2017. The improvements reflected the execution of operational improvement initiatives, including workforce reductions, facilities consolidation, and the success of ongoing efforts to reduce expenses.

GAAP loss from continuing operations for the third quarter of 2017 was $3.1 million, compared to a loss of $2.6 million for the second quarter of 2017.

Non-GAAP Adjusted EBITDA in the third quarter of 2017 was $1.1 million, compared to $1.2 million in the second quarter of 2017.  For more detailed information, please refer to the table, "Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures", that follows.

Current and long-term debt includes $33.0 million in term debt and $9.2 million outstanding under the Company’s revolving credit facility at September 30, 2017. This compares to $33.6 million in term debt and $8.9 million outstanding under the Company’s revolving credit facility at June 30, 2017.

Cash and cash equivalents were $15.4 million at September 30, 2017, compared to $19.1 million reported at June 30, 2017.  In October 2017, the Company secured a commitment for additional equity investments of $3.5 million to $4.0 million, payable on or before January 1, 2018, and generated cash proceeds of $1.7 million from the exercise of warrants.

Comparison of Financial Results for the Three and Nine Months Ended September 30, 2017 and 2016

Revenue decreased on a year-over-year basis as a result of the Company’s execution of its sales organization transition and the impact of lost revenue related to the financial and operational challenges the Company faced in 2016 prior to the sale of its international business.  The year-over-year improvement in operating expenses is the result of a comprehensive initiative to reduce costs and drive operational efficiencies.  For additional information, please reference the following financial statement tables and the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 10, 2017.

Non-GAAP Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA.  Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, impairments, restructuring expenses, severance expenses and transaction-related expenses.  The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company.  For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Investor Conference Call

Alphatec will hold a conference today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 4698936. A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.atecspine.com.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to:  the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the  Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Zack Kubow

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

(760) 431-9286

ir@atecspine.com

ALPHATEC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$23,099	$26,711	$75,456	$93,158
Cost of revenues	8,587	10,849	28,417	31,651
Gross profit	14,512	15,862	47,039	61,507

Operating expenses:
Research and development	1,044	1,087	3,483	6,799
Sales and marketing	10,015	11,764	31,416	39,498
General and administrative	4,403	4,136	15,977	19,416
Amortization of intangible assets	172	83	516	593
Restructuring expenses	139	1,605	1,898	1,736
Goodwill and intangible asset impairment		1,736		1,778
Gain on sale of assets	-	-	(856)	-
Total operating expenses	15,773	20,411	52,434	69,820
Operating loss	(1,261)	(4,549)	(5,395)	(8,313)
Interest and other expense, net	(1,822)	(10,511)	(5,677)	(12,869)
Loss from continuing operations before taxes	(3,083)	(15,060)	(11,072)	(21,182)
Income tax provision	(7)	(4,997)	57	(4,962)
Loss from continuing operations	(3,076)	(10,063)	(11,129)	(16,220)
Loss from discontinued operations	(61)	(3,658)	(220)	(9,351)
Net loss	$(3,137)	$(13,721)	$(11,349)	$(25,571)

Net loss per share continuing operations	$(0.22)	$(1.17)	$(0.98)	$(1.91)
Net loss per share discontinued operations	(0.01)	(0.43)	(0.02)	(1.10)
Net loss per share - basic and diluted	$(0.23)	$(1.60)	$(1.00)	$(3.01)

Weighted-average shares - basic and diluted	13,938	8,560	11,349	8,505

ALPHATEC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,437	$19,593
Accounts receivable, net	13,303	18,512
Inventories, net	29,747	30,093
Prepaid expenses and other current assets	2,019	4,262
Current assets of discontinued operations	236	364
Total current assets	60,742	72,824

Property and equipment, net	13,275	15,076
Intangibles, net	5,482	5,711
Other assets	222	516
Noncurrent assets of discontinued operations	52	61
Total assets	$79,773	$94,188

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,865	$8,701
Accrued expenses	22,606	27,589
Current portion of long-term debt	3,037	3,113
Current liabilities of discontinued operations	283	732
Total current liabilities	28,791	40,135

Total long term liabilities	60,894	71,954
Redeemable preferred stock	23,603	23,603
Stockholders' deficit	(33,515)	(41,504)
Total liabilities and stockholders' deficit	$79,773	$94,188

ALPHATEC HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating loss, as reported	$(1,261)	$(4,549)	$(5,395)	$(8,313)
Add back:
Depreciation	1,564	1,623	4,834	5,652
Amortization of intangible assets	234	306	702	915
Total EBITDA	537	(2,620)	141	(1,746)

Add back significant items:
Stock-based compensation and stock price guarantee	450	(12)	1,669	1,510
Restructuring and other charges	139	1,605	1,898	1,778
Goodwill and intangible asset impairment	-	1,736	-	1,736
Gain on sale of assets	-	-	(856)	-

Adjusted EBITDA	$1,126	$709	$2,852	$3,278

ALPHATEC HOLDINGS, INC.
RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT
(in thousands, except percentages - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues by source
U.S. commercial revenue	$20,662	$25,189	$65,976	$82,445
Other	2,437	1,522	9,480	10,713
Total revenues	$23,099	$26,711	$75,456	$93,158

Gross profit by source
U.S.	$14,280	$15,209	$46,070	$56,430
Other	232	653	969	5,078
Total gross profit	$14,512	$15,862	$47,039	$61,508

Gross profit margin by source
U.S.	69.1%	60.4%	69.8%	68.4%
Other	9.5%	42.9%	10.2%	47.4%
Total gross profit margin	62.8%	59.4%	62.3%	66.0%